                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 Voxware, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               [LOGO OF VOXWARE]

                                                                  April 10, 2000

Dear Fellow Stockholder:

  You are cordially invited to attend our annual meeting of stockholders to be held at 9:00 a.m. (local time), on Monday, May 22, 2000, at the Holiday Inn, 4355 Route 1, Princeton, New Jersey.

  This year, in addition to the election of three directors to our board of directors, you are being asked to amend our 1994 Stock Option Plan to increase the number of shares that may be issued under the plan and to approve an amendment to our certificate of incorporation to eliminate our classified board of directors. In addition, I will be pleased to report on the affairs of Voxware and a discussion period will be provided for questions and comments of general interest to stockholders.

  We look forward to personally greeting those stockholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Therefore, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

  Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ Bathsheba J. Malsheen
                                          Bathsheba J. Malsheen
                                          President and Chief Executive
                                           Officer

                                 VOXWARE, INC.
                             305 College Road East
                          Princeton, New Jersey 08540
                                 (609) 514-4100

                    Notice of Annual Meeting of Stockholders

                                  May 22, 2000

  The annual meeting of stockholders of Voxware, Inc. will be held at the Holiday Inn located at 4355 Route 1, Princeton, New Jersey on May 22, 2000 at 9:00 a.m. (local time) for the following purposes:

  1. To elect three directors to serve until the next annual meeting of stockholders or until their respective successors shall have been duly elected and qualified.

  2. To approve an amendment to Voxware's 1994 Stock Option Plan in order to increase the number of shares of common stock reserved for issuance under the plan by 800,000 shares to an aggregate of 4,000,000 shares.

  3. To approve an amendment to Voxware's certificate of incorporation to eliminate the provision for a classified board of directors.

  4. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on April 3, 2000 will be entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address specified above.

  Whether or not you expect to attend the meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                          By Order of the Board of Directors

                                          /s/ Bathsheba J. Malsheen
                                          Bathsheba J. Malsheen
                                          President and Chief Executive
                                           Officer

April 10, 2000


         IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND
                               RETURNED PROMPTLY

                                 VOXWARE, INC.

                                PROXY STATEMENT

                                 April 10, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

  This proxy statement is being furnished to our stockholders in connection with our annual meeting of stockholders to be held on May 22, 2000 and any adjournments of the meeting. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about April 10, 2000.

  Execution and return of the enclosed proxy card are being solicited by and on behalf of our board of directors for the purposes stated in the notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be paid by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, fax, personal interviews and other methods of communication. We have engaged the firm of Corporate Investor Communications, Inc. to assist us in the distribution and solicitation of proxies and have agreed to pay CIC a fee of approximately $6,000, plus expenses, for its services.

  Our annual report on Form 10-K for the fiscal year ended June 30, 1999 is being mailed to stockholders with this proxy statement. The annual report is not part of this proxy statement.

Voting at the annual meeting; record date

  Only holders of record of our common stock at the close of business on April 3, 2000 are entitled to notice of and to vote at the annual meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. As of the record date, there were approximately 13,632,600 shares of our common stock outstanding and entitled to be voted at the annual meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see "Security Ownership of Beneficial Owners and Management."

Quorum; required vote

  The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the annual meeting is necessary to constitute a quorum at the annual meeting. Voting requirements for the matters to be presented at the annual meeting are described under each matter.

Proxies

  All shares entitled to vote and represented by properly executed proxies received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the board of directors. If any other matters are properly presented for consideration at the annual meeting, including consideration of a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed proxy and acting under the proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the annual meeting.

  Any proxy given under this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (1) by filing with the secretary of the meeting, at or before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy for the same shares or
(2) by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself revoke a proxy. Any written notice of revocation or subsequent proxy must be received by the secretary of the meeting prior to the taking of the vote at the annual meeting. The written notice of revocation or subsequent proxy should be hand delivered to the secretary of the meeting or should be sent so as to be delivered to Voxware, Inc., 305 College Road East, Princeton, New Jersey 08540, Attention: Nicholas Narlis, secretary.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

General

  Three directors, constituting our entire board of directors, will be elected at the annual meeting. Our certificate of incorporation provides for our board of directors to be divided into three classes. Because several members of our board of directors resigned or declined to stand for re-election to the board at our last annual meeting of stockholders on September 21, 1999, the board of directors determined that, notwithstanding the existence of the classified board of directors, it would be in the best interest of the stockholders for all continuing members of the board of directors to stand for re-election at the annual meeting. At the annual meeting, we are seeking stockholder approval of an amendment to our certificate of incorporation to eliminate the provision relating to the classified board of directors. See "Proposal No. 3--Amendment to Certificate of Incorporation to Eliminate Classified Board of Directors." If the stockholders do not vote to approve the amendment to the certificate of incorporation, the directors elected at the annual meeting will serve in the classes indicated below for the terms indicated. Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the annual meeting for the election of the three nominees named below as directors to serve, subject to stockholder approval of the amendment to the certificate of incorporation to eliminate the classified board of directors, until the next annual meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. Our board of directors does not currently anticipate that any nominee will be unable to be a candidate for election.

Information Regarding Nominees for Election as Directors

  Our board of directors currently has three members, all of whom are nominees for re-election. The following information about the principal occupation or employment, other affiliations, and business experience of each nominee during the last five years has been furnished to us by each nominee.

  The names of the nominees, their ages and the class in which such nominee serves are listed below.

     Name                                                              Age Class
     ----                                                              --- -----
     Bathsheba J. Malsheen, Ph.D. ....................................  49  III
     David B. Levi (1)(2).............................................  67   II
     Eli Porat (1)(2).................................................  54    I

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

  Bathsheba J. Malsheen, Ph.D. has served as our president, chief executive officer and a director since October 1997. She previously served as our chief operating officer from May 1997 through October 1997, and as our vice president of OEM licensing since joining us in October 1996 through April 1997. From April 1990 to October 1996, Dr. Malsheen held various executive positions with Centigram Communications Corporation, a voice messaging company, most recently as general manager of its technology business unit and was responsible for licensing of text-to-speech software products. Previously, she worked for Speech Plus, Inc. where she served as director of speech technology from 1985 to 1990. Dr. Malsheen holds a Ph.D. and M.A. from Brown University and a B.A. from Hofstra University.

  David B. Levi has served as a director of Voxware since January 1998. Mr. Levi served as president of Natural MicroSystems Corporation, a provider of hardware and software for developers of high-value telecommunications solutions, from June 1991 to April 1995. In November 1995, Mr. Levi became president of Voice Processing Corp. Voice Processing Corp. merged with Voice Control Systems, Inc., a supplier of telecommunications based speech recognition systems, in November 1996 and Mr. Levi served as chief operating officer of Voice Control Systems until his retirement in October 1997. Prior to 1991, Mr. Levi held chief executive officer and chief operating officer positions at Raytheon Data Systems, which is a division of Raytheon Corp., Centronics Data Computer Corp. and Raster Technologies Inc. and consulted to regional bell operating companies. Mr. Levi currently serves on the board of directors of PictureTel, Inc. and Microlog Corporation. Mr. Levi holds an A.B. from Harvard College and an M.B.A. from the Harvard Graduate School of Business Administration.

  Eli Porat has served as a director of Voxware since August 1998. Mr. Porat has served as chairman and CEO of Ensemble Solutions Inc., a provider of electronic distribution through a suite of electronic business products, since August 1997. From May 1996 to August 1997 he was a general partner of DEFTA Partners, a venture capital group specializing in Internet telephony investments. From 1991 to May 1996, Mr. Porat was the president and CEO of DSP Group, Inc., a developer of digital signal processing cores used in a wide range of applications such as wireless communications, telephony and personal computers. Prior to 1991, Mr. Porat held various senior-level positions with ZYMOS Computer Systems Inc., Sytek Inc. and Intel Corporation. He also serves on the board of directors of Starfish Software, Inc., a leading supplier of core device, server and desktop technologies for wireless and wireline connected information devices. Mr. Porat has an M.S.E.E.C.S. and a B.S.E.E.C.S. from the University of California at Berkeley.

  Unless Proposal No. 3--Amendment to the Certificate of Incorporation to Eliminate Classified Board of Directors, is approved by the stockholders at the annual meeting, the term of office of Class I directors will expire on the day of the 2000 annual meeting, which is the first annual meeting of stockholders following the end of the 2000 fiscal year; the initial term of office of Class II directors will expire on the day of the annual meeting of stockholders next succeeding the 2000 annual meeting; and the initial term of office of Class III directors will expire on the day of the second annual meeting of stockholders succeeding the 2000 annual meeting. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Vote Required

  The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

  The board of directors believes the election as directors of the three nominees listed above to be in the best interests of Voxware and its stockholders and recommends a vote FOR their election.

              PROPOSAL NO. 2--AMENDMENT TO 1994 STOCK OPTION PLAN

General

  The Voxware, Inc. 1994 Stock Option Plan currently provides that the total number of shares of our common stock that may be issued pursuant to options granted under the plan shall not exceed 3,200,000, subject to adjustment upon changes in our capitalization. We are proposing that the plan be amended to increase the number of shares of our common stock that may be issued pursuant to options granted under the plan by 800,000 shares of common stock to an aggregate of 4,000,000 shares. The full text of the plan as proposed to be amended is included as Appendix A, beginning on page A-1. As of April 3, 2000, there were 189,090 shares remaining available for issuance under the plan. We believe that the proposed increase in shares reserved under the plan will be sufficient to meet our needs for granting stock options to new and existing employees for between two and three years from the date of this proxy statement. Our board of directors has authorized the amendment of the plan to increase the number of shares available for issuance, but the amendment will be effective only if Proposal No. 2 is approved by our stockholders. See "1994 Stock Option Plan" below for a description of the material features of the plan, the classes of persons eligible to participate in the plan, the approximate number of persons in each class and the basis of participation. Under Section 422 of the Internal Revenue Code of 1986, stockholder approval of this amendment is necessary for stock options issuable under the plan to qualify as incentive stock options. Stockholder approval is also required to qualify compensation received under the plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Stockholder approval of the amendment is also required under the terms of the plan.

1994 Stock Option Plan

  On January 3, 1994, our board of directors adopted, and our stockholders approved, our 1994 Stock Option Plan. The plan, as amended in 1998, permits the granting of options to purchase an aggregate of 3,200,000 shares of our common stock to key employees of, and consultants to, Voxware as well as to directors of Voxware whether or not employees. As of April 10, 2000, we had approximately thirty-five employees, two consultants and three directors. Options granted under the plan may be either incentive stock options or options which do not qualify as incentive stock options, also called non-qualified stock options.

  The plan is administered by the compensation committee of our board of directors. Subject to the provisions of the plan, our board of directors or the compensation committee has the authority to determine the individuals to whom stock options will be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions on the exercise of the option, the terms for the payment of the option price and other terms and conditions. In fiscal 1997, our board of directors and the compensation committee granted to our chief executive officer the authority to make grants of options under the plan to employees below the director level in such amounts and on such terms that she, in consultation with management, deems appropriate, as long as each grant is within the budget and other guidelines previously approved by our board of directors.

  In accordance with the plan, payment for shares acquired upon exercise of an option may be made in cash, and/or such other form of payment as may be permitted under the option agreement, including previously owned shares of our common stock.

  The exercise price for shares covered by an incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price for shares covered by a non-qualified stock option may not be less than the par value of our common stock, which is currently $.001. Unless otherwise approved by the compensation committee, an option may not be exercised during the first six months after the date of its grant. All options must expire no later than ten years from the date of grant. In general, no option may be exercised more than three months after the termination of the optionee's service with Voxware and any of its subsidiaries. However, the three month period is extended to one year if the optionee's service is terminated by reason of disability or death. No individual may be granted incentive stock options that become exercisable for the first time in any calendar year for common stock having a fair market value at the time of grant in excess of $100,000.

  Options may not be transferred during the lifetime of an optionee. Subject to some limitations in the plan and applicable law, our board of directors may amend or terminate the plan. By its own terms, the plan will terminate on January 2, 2004.

  At April 3, 2000, 708,660 shares were vested and issuable upon exercise of outstanding options granted under the plan and 870,160 shares had been purchased upon exercises of options granted under the plan. In May 1997, we filed a registration statement on Form S-8 under the Securities Act of 1933 to register the initial 2,350,000 shares of our common stock that may be issued pursuant to options granted under the plan. In March 2000, we filed a registration statement on Form S-8 under the Securities Act of 1933 to register the additional 850,000 shares of our Common Stock that may be issued pursuant to options granted under the plan. If Proposal No. 2 is approved, we intend to file, as soon as practicable after the annual meeting, a registration statement covering the additional 800,000 shares of our common stock that would be issuable under the plan.

  The proposed amendment to the plan will not affect the manner in which the number of options to be received by or allocated to participants in the plan are determined nor would the proposed amendment, if it had been effective during fiscal 1999, have affected the determination of these amounts in fiscal 1999. Because options are granted on a discretionary basis, we are unable to determine the dollar value and number of options that will be received by or allocated to (1) any of our executive officers, (2) our current executive officers, as a group, (3) our current directors who are not executive officers, as a group or (4) our employees who are not executive officers, as a group, as a result of the proposed amendment.

Federal Income Tax Information About the 1994 Stock Option Plan

  The grantee of a non-qualified stock option recognizes no income for federal income tax purposes upon grant. On the exercise of a non-qualified stock option, the difference between the fair market value of the underlying shares of our common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and the fair market value becomes the basis for the underlying shares used in computing any capital gain or loss upon disposition of the shares. Subject to some limitations, we may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-qualified stock option.

  The grantee of an incentive stock option recognizes no income for federal income tax purposes upon grant. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive stock option. If no disposition of shares acquired upon exercise of the incentive stock option is made by the option holder within two years from the date of the grant of the incentive stock option and within one year after exercise of the incentive stock option, any gain realized by the option holder on the subsequent sale of the shares is treated as a capital gain for federal income tax purposes. If the shares are sold prior to the expiration of these periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain.

  The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. An offsetting basis adjustment would be available for alternative minimum tax payors on a later sale of the stock.

  In connection with the sale of the shares covered by incentive stock options, we are allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income, subject to some limitations on the deductibility of compensation paid to executives. For example, we are allowed a deduction upon the sale of shares by the holder of an incentive stock option within two years of the date of the granting of the incentive stock option or one year after the exercise of the incentive stock option.

Vote Required

  The affirmative vote of holders of a majority of the shares of our common stock issued, outstanding and entitled to vote, present or represented at the annual meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes on this matter will be treated as neither a vote for or a vote against the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Therefore, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote against the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

  The board of directors believes "Proposal No. 2--Amendment to 1994 Stock Option Plan" to be in the best interests of Voxware and its stockholders and recommends a vote FOR approval of this proposal.

                  PROPOSAL NO. 3--AMENDMENT TO CERTIFICATE OF
            INCORPORATION TO ELIMINATE CLASSIFIED BOARD OF DIRECTORS

  Our board of directors has unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to eliminate Article Twelfth of the certificate of incorporation which provides for our board of directors to consist of three classes of directors.

  Our certificate of incorporation currently provides that our board of directors be elected on a staggered basis. Under the terms of our certificate of incorporation, the members of our board of directors are divided into three classes (Class I, Class II and Class III). The terms of each class of directors expire during different years. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term, so that, generally, only one-third of the total number of directors stand for election at the same time.

  If the amendment is approved, the terms of all directors will expire annually, and at each annual meeting of stockholders all directors will stand for election for one-year terms. Our board of directors believes that electing all of the directors annually, rather than in staggered terms, is generally a more desirable structure for the board of directors of a public company. Additionally, we understand that institutional investors view a staggered board as a mechanism that can tend to lead to the entrenchment of management. The amendment is not being proposed in response to any specific takeover effort of which the board of directors is aware. The board of directors believes, however, that it is desirable for the stockholders to approve the amendment at this time to provide us with the most flexible method for electing directors.

  If the amendment is approved by stockholders, the amendment will be reflected in our certificate of incorporation, and directors elected at the annual meeting will stand for reelection at the next annual meeting of stockholders.

Vote Required

  In accordance with our certificate of incorporation, the affirmative vote of the holders of at least 66% of the outstanding shares of our common stock is required for the adoption of the proposed amendment. Therefore, abstentions and broker non-votes have the same legal effect as a vote against the matter.

  The board of directors deems "Proposal No. 3--Amendment to Certificate of Incorporation to Eliminate Classified Board of Directors" to be in the best interests of Voxware and its stockholders and recommends a vote FOR approval of this proposal.

                         BOARD MEETINGS AND COMMITTEES

  During fiscal 1999, our board of directors held nine meetings, and no incumbent directors attended fewer than 75% of the total number of meetings of our board of directors and the committees, if any, of which they were a member. Our board of directors approved some matters by unanimous written consent during the fiscal year.

  Our board of directors currently has two standing committees: an audit committee and a compensation committee. The audit committee and the compensation committee currently include Messrs. Levi and Porat.

  Audit Committee. The audit committee:

  . makes such examinations as are necessary to monitor the corporate financial reporting and our internal and external audits;

  . provides to our board of directors the results of its examinations and recommendations derived from the examinations;

  . outlines to our board of directors improvements made, or to be made, in internal accounting controls,

  .  nominates independent auditors; and

  . provides additional information and materials that it believes necessary to make the board of directors aware of significant financial matters that require the attention of the board of directors.

  The audit committee met once during fiscal 1999.

  Compensation Committee. The compensation committee reviews our executive compensation policy, administers our stock option plans and makes recommendations to our board of directors regarding these matters. The compensation committee met once during fiscal 1999.

                             EXECUTIVE COMPENSATION

  The following table provides information concerning compensation paid to or earned for the fiscal years ended June 30, 1999, 1998 and 1997 by our chief executive officer, the next most highly compensated executive officer who was serving as an executive officer at June 30, 1999 and one person who would have been among the four most highly compensated executive officers of Voxware except he was not serving as an executive officer at June 30, 1999.

                           Summary Compensation Table

                                                  Long Term
                           Annual Compensation   Compensation
                         ----------------------- ------------
                                                  Securities
Name and Principal       Fiscal   Base            Underlying     All Other
Position                 Period  Salary   Bonus    Options    Compensation (1)
------------------       ------ -------- ------- ------------ ----------------
Bathsheba J. Malsheen,
   Ph.D.................  1999  $206,700 $60,813   300,000         $  --
  President and chief     1998  $198,752 $41,875   200,000         $  --
  executive officer (2)   1997  $113,345 $16,000   160,000         $  --

Nicholas Narlis.........  1999  $150,000 $43,500   150,000         $2,612
  Senior vice president,  1998  $133,538 $21,675    70,000         $1,999
   chief financial
  officer, secretary and  1997  $106,667 $20,000    35,000         $  850
   treasurer

J. Gerard Aguilar.......  1999  $126,608 $32,800       --          $  --
  Vice president,         1998  $127,199 $16,380       --          $1,584
   research and
  development (3)         1997  $ 94,925 $30,000       --          $  --

--------
(1) All other compensation for Mr. Narlis consists of $2,219, $1,999 and $850 in Voxware contributions to Mr. Narlis's account under our 401(k) Plan in fiscal 1999, 1998 and 1997, respectively, and disability insurance premiums paid by Voxware totaling $393 in fiscal 1999. All other compensation for Mr. Aguilar consists of life and disability insurance premiums paid by Voxware totaling $1,584 in fiscal 1998.
(2) Dr. Malsheen joined Voxware in October 1996, and became an executive officer in May 1997.
(3) Mr. Aguilar resigned from Voxware effective June 21, 1999.

  The following table summarizes stock options granted during fiscal 1999 to the persons listed above.

                       Option Grants in Last Fiscal Year

                                               Individual Grants
                         -------------------------------------------------------------
                                                                         Potential
                                                                     Realized Value at
                                                                      Assumed Annual
                                                                      Rates of Stock
                          Number of                                        Price
                         Securities  Percentage                      Appreciation for
                         Underlying   of Total                        Option Term (3)
                           Options     Options   Exercise Expiration -----------------
Name                     Granted (1) Granted (2)  Price      Date       5%      10%
----                     ----------- ----------- -------- ---------- -------- --------
Bathsheba J. Malsheen,
 Ph.D...................   300,000      25.4%     $1.56    08/13/08  $294,323 $745,871
Nicholas Narlis.........   150,000      12.7%     $1.56    08/13/08  $147,161 $372,936
J. Gerard Aguilar (4)...       --        --         --          --        --       --

--------
(1) These options vest over a four year period from the date of grant, becoming exercisable as to 25% on the first anniversary of the date of grant, and at 6.25% per quarter thereafter.
(2) Based on an aggregate of 1,182,500 options granted to employees in fiscal 1999, including options granted to the persons listed above.
(3) Represents the hypothetical gains or option spreads that would exist for the options at the end of their ten year term. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term and are calculated based on the exercise price per share on the date of grant. The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock.
(4) Mr. Aguilar resigned from Voxware effective June 21, 1999.

  The following table provides information about the number and value of unexercised options held by each of the persons named above.

                         Fiscal Year-End Option Values

                             Number of Securities
                            Underlying Unexercised   Value of Unexercised In-
                            Options at Fiscal Year-    the-Money Options at
                                      End               Fiscal Year-End (1)
                           ------------------------- -------------------------
Name                       Exercisable Unexercisable Exercisable Unexercisable
----                       ----------- ------------- ----------- -------------
Bathsheba J. Malsheen,
 Ph.D.....................   316,250      343,750        --           --
Nicholas Narlis...........   141,874      138,126        --           --
J. Gerard Aguilar (2).....       --           --         --           --

--------
(1) Based on the difference between $1.031, which was the closing price per share of our common stock on June 30, 1999, and the exercise price of the option.
(2) Mr. Aguilar resigned from Voxware effective June 21, 1999.

Employment Agreements

  Bathsheba J. Malsheen, Ph.D., our president and chief executive officer, has a three-year employment agreement that commenced in August 1998. Dr. Malsheen currently receives an annual base salary of $180,000 and also receives allowances for residential and vehicle lease payments.

  Nicholas Narlis, our vice president, chief financial officer, treasurer and secretary, has a three-year employment agreement that commenced in August 1998. Mr. Narlis currently receives an annual base salary of $150,000.

  Each of the employment agreements is automatically renewable for successive one-year terms unless terminated by either party. Under the employment agreements, if either Dr. Malsheen or Mr. Narlis is dismissed for any reason other than a valid reason, death or disability, he or she shall be entitled to receive an amount equal to: in the case of Dr. Malsheen, twelve months salary at her then current rate; or in the case of Mr. Narlis, nine months salary at his then current rate.

  Each of the employment agreements grant to Voxware the rights to any information created, discovered or developed by the executive which is related to or useful in the business of Voxware. The employment agreements prohibit the executive from disclosing our proprietary information and contain covenants by the executive not to compete with Voxware.

Director Compensation

  Our 1998 Stock Option Plan for Non-Employee Directors was adopted by our board of directors in October 1997 and approved by our stockholders in January 1998. The plan provides for the automatic grant of options to purchase shares of our common stock to directors who are not officers, employees or consultants of Voxware or any of its subsidiaries. Subject to the provisions of the plan, the board of directors has the power and authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan and to make all other determinations that are necessary or advisable for the administration of the plan.

  Under the plan, each eligible individual receives an option to purchase 30,000 shares of our common stock on the date of his initial election or appointment to the board of directors. All outside directors elected at our 1998 annual meeting of stockholders in January 1998 received this initial option grant whether or not they served on the board of directors prior to the meeting. In addition, on the date of an eligible individual's reelection to the board of directors, if he has attended at least 75% of the meetings of the board of directors that were held while he was a director in the just completed calendar year, he will be granted an option to purchase an additional 10,000 shares of our common stock. All options granted under the plan will have an exercise price equal to the fair market value of our common stock on the date of grant. Options granted under the plan vest in 12 equal quarterly installments beginning at the end of the first three-month period following the date of grant.

  In September 1997, we implemented a plan, which was approved by our stockholders at our 1998 annual meeting of stockholders, pursuant to which we pay:

  . on the last day of the month in which the annual meeting of stockholders is held in each calendar year commencing with the 1998 meeting, to each non-employee director elected at the meeting, an annual retainer equal to a number of shares of our common stock with a fair market value on that date of $10,000, and

  . on the last day of the month in which any newly appointed non-employee director is appointed, if his appointment is after the annual meeting of stockholders in any year but at least six months prior to the next annual meeting of stockholders, to the newly appointed director, a retainer equal to a number of shares of our common stock with a fair market value on that date of $10,000 .

  In addition, we pay $1,000 to each non-employee director attending any regular or special meeting of our board of directors, and $500 to each non-employee director attending any regular or special meeting of any committee of our board of directors.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) under the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the Securities and Exchange Commission to furnish us with copies of all Section 16 forms they file.

  Based upon a review of the copies of these forms furnished to us and written representations from our executive officers and directors, we believe that the reporting requirements of Section 16 applicable to our executive officers, directors and greater than ten percent beneficial owners during fiscal 1999 were complied with on a timely basis, except that Juergen C.H. Lemmermann, Vice President of Operations, failed to timely report one transaction on Form 3. This transaction has been subsequently reported.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of our common stock as of April 3, 2000 by (1) each person or group who is known by us to own beneficially more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers for whom compensation information is provided above and (4) all of our executive officers and directors as a group. Unless indicated otherwise, the address of each of these persons is c/o Voxware, Inc. 305 College Road East, Princeton, New Jersey 08540.

Name and Address of Beneficial      Number of Shares      Percentage of Shares
Owner                           Beneficially Owned (1)(2)  Beneficially Owned
------------------------------  ------------------------- --------------------
Advent International Group
 (3)...........................          999,999                  7.0%
 75 State Street
 Boston, MA 02109
Bathsheba J. Malsheen, Ph.D.
 (4)...........................          462,750                  3.2%
Nicholas Narlis (5) ...........          198,376                  1.4%
David B. Levi (6) .............           37,129                    *
Eli Porat (7) .................           29,167                    *
All directors and executive
 officers as a group (9
 persons)......................          844,009                  5.9%

--------
 *  Less than 1% of outstanding shares of our common stock.
(1) Number of shares beneficially owned is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised or converted.
(2) Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(3) Includes the ownership by the following venture capital funds managed by Advent International Corporation: 2,500 shares owned by Advent International Investors II Limited Partnership, 250,000 shares owned by Adtel Limited Partnership, 400,000 shares owned by Advent Crown Fund C.V., 175,000 shares owned by Adwest Limited Partnership, 13,512 shares owned by Advent Israel (Bermuda) Limited Partnership, 111,487 shares owned by Advent Israel Limited Partnership and 47,500 shares owned by Advent Partners Limited Partnership. In its capacity as manager of these funds, Advent International Corporation exercises sole voting and investment power over all shares held by these funds. Advent International Corporation exercises its voting and investment power through a group of three persons, Douglas
    R. Brown, president and chief executive officer, Dennis R. Costello, senior vice president responsible for managing North American investment activities and Janet L. Hennessey, vice president responsible for monitoring public securities, none of whom may act independently and a majority of whom must act in concert to exercise voting or investment power over the beneficial holdings of Advent International Corporation. Therefore, no individual in this group shares voting or investment power.
(4) Includes 458,750 shares of our common stock issuable upon the exercise of stock options.
(5) Includes 194,376 shares of our common stock issuable upon the exercise of stock options.
(6) Includes 24,167 shares of our common stock issuable upon the exercise of stock options.
(7) Includes 19,167 shares of our common stock issuable upon the exercise of stock options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The compensation committee of our board of directors is currently composed of Messrs. Levi and Porat. No interlocking relationship exists between any member of the compensation committee and any member of the compensation committee of any other company, nor has any interlocking relationship of this type existed in the past. No member of the compensation committee is or was formerly an officer or an employee of Voxware.

                         COMPENSATION COMMITTEE REPORT

  The compensation committee of our board of directors advises our chief executive officer and our board of directors on compensation matters, determines the compensation of the president and chief executive officer, reviews and takes action on the recommendation of the chief executive officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The compensation committee is also responsible for the administration of our 1994 Stock Option Plan and 1998 Stock Option Plan for Outside Directors.

  General Compensation Policy for Executive Officers. The fundamental policy of the compensation committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. It is the compensation committee's objective to have a portion of each executive officer's compensation contingent upon our performance as well as upon each executive officer's own level of performance. Therefore, the compensation package for each executive officer is comprised of three elements: (1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (2) cash bonuses which reflect the achievement of performance objectives and goals and (3) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our stockholders.

  Factors. The principal factors that the compensation committee considered with respect to each executive officer's compensation for fiscal 1999 are summarized below. The compensation committee may, however, in its discretion, apply entirely different factors for executive compensation in future years.

  . Base Salary. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the compensation committee believes appropriate. Base salaries are reviewed on an annual basis, with adjustments made in accordance with the factors indicated above. The compensation committee utilized specific compensation information available for similar positions at competitor companies for comparative compensation purposes in determining base salaries for fiscal 1999.

  . Bonus. The incentive compensation of executive officers is closely related to our performance, taking into account our change in business focus in February 1999. A portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on performance objectives and goals that are tailored to the responsibilities and functions of key executives, including qualitative measures of our performance such as progress in the development, marketing and adaptation of our technologies to our target markets, the establishment of key strategic relationships with customers in our target markets and proficient usage of our available resources.

  . Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage Voxware from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with Voxware. Therefore, the option grant will provide a return to the executive officer only if the executive officer remains employed by Voxware during the vesting period, and then only if the market price of the underlying shares appreciates.

     The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer's current position with Voxware, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry and the individual's personal performance in recent periods. The compensation committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the compensation committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers. Options to acquire an aggregate of 695,000 shares of our common stock were granted to executive officers in fiscal 1999.

  CEO Compensation. In determining the compensation payable to our chief executive officer, the compensation committee considered the CEO's performance in fiscal 1999 and our performance taking into account our change in business focus in February 1999.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 1999, this provision has not affected our tax deductions, but the compensation committee will continue to monitor the potential impact of
Section 162(m) on our ability to deduct executive compensation.

  Summary. The compensation committee believes that its compensation philosophy of paying its executive officers well by means of competitive base salaries and cash bonus and long-term incentives, as described in this report, serves the interests of Voxware and its stockholders.

                                        The Compensation Committee

                                        David B. Levi
                                        Eli Porat

                               PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return on our common stock with the cumulative total stockholder return of (1) the Nasdaq National Market--U.S. Index and (2) the Hambrecht & Quist Technology Index, assuming an investment in each of $100 on October 31, 1996. The graph commences on the date our common stock became publicly traded.


                                    [GRAPH]

                                10/31/96 = $100

                                                                      H&Q
  Date                 Voxware, Inc          NASDAQ U.S.           Technology
  ----                 ------------          -----------           ----------
10/31/96                  $100.00              $100.00               $100.00
12/31/96                   100.00               106.11                108.93
 3/31/97                    55.00               100.36                103.83
 6/30/97                    66.67               118.75                124.98
 9/30/97                    75.00               138.84                151.46
12/31/97                    47.50               130.20                127.71
 3/31/98                    37.50               152.30                154.64
 6/30/98                    29.17               156.75                158.31
 9/30/98                    10.00               141.23                140.73
12/31/98                    12.92               183.23                198.65
 3/31/99                    10.00               204.81                216.35
 6/30/99                    13.75               223.64                256.23

                             STOCKHOLDER PROPOSALS

  In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at our fiscal 2000 annual meeting of stockholders must be received by our corporate secretary by no later than August 21, 2000 if they are to be considered for inclusion in our proxy statement for that meeting.

                                 OTHER MATTERS

  We know of no matters that are to be presented for action at the annual meeting other than those described above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on these matters.

                                          By Order of the Board of Directors

                                          /s/ Bathsheba J. Malsheen

                                          Bathsheba J. Malsheen
                                          President and Chief Executive
                                           Officer

Princeton, New Jersey
April 10, 2000

  A copy of our annual report on Form 10-K will be sent without charge to any stockholder requesting it in writing from: Voxware, Inc., Attention: Nicholas Narlis, 305 College Road East, Princeton, New Jersey 08540.

                                                                      Appendix A

  Below is the text of Voxware's 1994 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Language proposed to be added to the 1994 Stock Option Plan is set forth in bold print and language proposed to be deleted is set forth in brackets.

                                 VOXWARE, INC.

                       1994 STOCK OPTION PLAN, as amended

  1. PURPOSE. The purpose of the Voxware, Inc. 1994 Stock Option Plan (the "Plan") is to enable Voxware, Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by key personnel of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company.

  2. STOCK SUBJECT TO THE PLAN. The Company may issue and sell a total of 4,000,000 [3,200,000] shares of its common stock (the "Common Stock") pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

  3. ADMINISTRATION. The Plan will be administered by the Board or a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board (or, if there is only one director, the Committee shall consist of the sole director). Subject to the provisions of the Plan, the Board or the Committee, as the case may be, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Board or the Committee, as the case may be, as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

  4. ELIGIBILITY. Options may be granted under the Plan to present or future key employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), and to directors of and consultants to the Company or a Subsidiary who are not employees. Subject to the provisions of the Plan, the Board or the Committee, as the case may be, may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, the exercise price, restrictions on exercisability of the option and/or on the disposition of the shares of Common Stock issued upon exercise thereof, and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Code (an "Incentive Stock Option").

  5. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Board or the Committee. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Board or the Committee deems appropriate.

  A. OPTION EXERCISE PRICE. In the case of an option which is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder")). For purposes hereof, the fair market value of a share, of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Board or the Committee.

  B. OPTION PERIOD. The period during which an option may be exercised will be fixed by the Board or the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

  C. EXERCISE OF OPTIONS. Except as otherwise determined by the Board or the Committee, no option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company or a Subsidiary for at least six months from the date the option is granted. The Board or the Committee may determine and set forth in the option agreement any vesting or other restrictions on the exercisability of an option, subject to earlier termination of the option as provided herein. All or part of the exercisable portion of an option may be exercised at any time during the option period. An option may be exercised by transmitting to the Company (a) a written notice specifying the number of shares to be purchased, and (b) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Board or the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

  D. PAYMENT OF EXERCISE PRICE. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Board or the Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

  E. RIGHTS AS A STOCKHOLDER. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

  F. NONTRANSFERABILITY OF OPTIONS. No option shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

  G. TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless otherwise determined by the Board or the Committee, if an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service, provided, however, that, if the optionee's employment or service is terminated by the Company for cause (defined below), then the option will terminate upon the date of such termination of employment or service. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, unless otherwise agreed by the Board or the Committee in an option agreement, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration; and, unless otherwise agreed by the Board or the Committee in an option agreement, the term "cause" means (1) failure or refusalby optionee to perform the duties of his or her employment with the Company, (2) commission by the optionee of a crime involving moral turpitude, or (3) the optionee's dishonesty or willful engagement in conduct which is injurious to the business or reputation of the Company, all as determined by the Board in its sole discretion.

  H. OTHER PROVISIONS. The Board or the Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

  6. CHANGE IN CONTROL; CAPITAL CHANGES.

  a. Unless otherwise determined by the Board in an option agreement with respect to any particular option, if any event constituting a "Change in Control of the Company" shall occur, all options granted under the Plan which are outstanding at the time a Change of Control of the Company shall occur shall immediately become exercisable. Unless otherwise determined by the Board in an option agreement with respect to any particular option, a "Change in Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that stock ownership changes and changes in the composition of the Board will not constitute a "change in control" for purposes hereunder if and to the extent any such change occurs as a result of or in connection with a public offering of the Company's stock.

  b. In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board to the number and option exercise price per share of Common Stock which may be purchased under any outstanding options. In the case of a merger, consolidation or similar transaction which results in a replacement of the Company's Common Stock with stock of another corporation but does not constitute Change in Control of the Company, the Company will make a reasonable effort, but shall not be required, to replace any outstanding options granted under the Plan with comparable options to purchase the stock of such other corporation, or will, unless otherwise determined by the Committee or the Board in an option agreement with respect to any particular option, the Company will provide for immediate maturity of all outstanding options, with all options not being exercised within the time period specified by the Board being terminated.

  c. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

  d. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

  7. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, change the minimum option price for options, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

  8. NO RIGHTS CONFERRED. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

  9. GOVERNING LAW. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

  10. DECISIONS AND DETERMINATIONS OF COMMITTEE TO BE FINAL. Except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

  11. TERM OF THE PLAN. The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

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                                 VOXWARE, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2000

     Bathsheba J. Malsheen and Nicholas Narlis, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Voxware, Inc. held of record by the undersigned on April 3, 2000, at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on May 22, 2000, at the Holiday Inn, 4355 Route 1, Princeton, New Jersey and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2 AND 3.

   Proposal No. 1--Election of Directors--Nominees are:

    Bathsheba J. Malsheen, David B. Levi and Eli Porat

    [_] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appear(s) below):

    ---------------------------------------------------------------------

    [_] WITHHOLD AUTHORITY to vote for the listed nominees.

   Proposal No. 2--Proposal to amend Voxware's 1994 Stock Option Plan to increase the number of shares reserved for issuance under the plan by 800,000 shares of common stock to 4,000,000 shares of common stock.

    [_] FOR      [_] AGAINST      [_] ABSTAIN

           ------------------------------------------------------
                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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

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   (Continued from other side)

   Proposal No. 3 -- Proposal to approve an amendment to Voxware's certificate of incorporation to eliminate the provision for a classified board of directors.

          [_] FOR      [_] AGAINST      [_] ABSTAIN

   Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

   IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.


                                              Date: ________________, 2000


                                              ____________________________
                                              Signature of


                                              ____________________________
                                              Signature if held jointly

                                              The above-signed acknowledges
                                              receipt of the Notice of Annual
                                              Meeting of Stockholders and the
                                              Proxy Statement furnished
                                              therewith.


    PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

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